CIB MARINE BANCSHARES, INC. ANNOUNCES
ANNUAL SHAREHOLDER MEETING

PEWAUKEE, WISCONSIN, March 20, 2008 – CIB Marine Bancshares, Inc. (CIB Marine) announced today that it has scheduled its annual shareholder meeting to be held on Thursday, May 29, 2008 at 1:30 PM, central time, for shareholders of record as of March 20, 2008. The meeting will be held at the Doubletree Hotel, 5000 West 127th Street, Alsip, Illinois.

Proxy Statement / Proxy Solicitation

Shareholder meeting materials, including a proxy statement and shareholder proxies for voting, will be filed with the Securities and Exchange Commission (SEC), and after filing will be mailed to shareholders of record and will also be available free of charge at the website maintained by the SEC (www.sec.gov) or by request to CIB Marine via telephone at 866/270-0087 or via email to shareholderrelations@cibmarine.com. Investors are urged to read the proxy statement, which includes important information, when it becomes available. CIB Marine’s directors and authorized officers, and Georgeson LLP, an affiliate of CIB Marine’s stock transfer agent, have been authorized to solicit proxies from the shareholders of CIB Marine. Shareholders may obtain additional information regarding the interests of the persons soliciting proxies by reading the proxy statement when it becomes available.

CONTACT:

Angela M. Blair
Investor Relations Manager
262/695-6010